Exhibit 99.1

Investor Contact:

Asher Dewhurst

Westwicke Partners

QuorumHealth@Westwicke.com / (443) 213-0500

QUORUM HEALTH CORPORATION RECEIVES NYSE CONTINUED LISTING STANDARD NOTICE

BRENTWOOD, Tenn. (December 6, 2019) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced that it was notified (the “December Notice”) on December 3, 2019 by the New York Stock Exchange (the “NYSE”) that it was not in compliance with the NYSE’s continued listing standards as a result of the average closing price of the Company’s common stock being less than $1.00 per share over a consecutive 30 trading-day period. As set forth in the December Notice, as of December 3, 2019, the 30 trading-day average closing share price of the Company’s common stock was $0.90.

In accordance with the NYSE rules, the Company has a period of six months following the receipt of the December Notice to regain compliance with the minimum share price requirement. The Company plans to notify the NYSE within 10 business days of its intent to cure the deficiency. The Company can regain compliance with the minimum share price requirement at any time during the six month cure period if, on the last trading day of any calendar month during the cure period or on the last day of the cure period, the Company has (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30 trading-day period ending on such date.

As previously announced on May 3, 2019, the Company received notice on April 30, 2019 that it was not in compliance with the continued listing standard set forth in Section 802.01B of the NYSE’s Listed Company Manual because the Company’s average market capitalization was less than $50 million over a consecutive 30 trading-day period and the most recently reported stockholders’ equity of the Company was also less than $50 million. In connection with the April notice, the Company developed a plan, which it is currently implementing and which was accepted by the NYSE on June 10, 2019, to return to conformity with the relevant standards required in Section 802.01B within the 18-month period allowed by the NYSE.

The Company’s common stock will continue to trade under the symbol “QHC”, but will continue to have the designation of “.BC” to indicate the status of the common stock as being “below compliance”. The December Notice does not affect the Company’s business operations or its Securities and Exchange Commission reporting requirements, nor does it conflict with or cause an event of default under any of the Company’s debt agreements.

About Quorum Health Corporation

Quorum Health Corporation is an operator of general acute care hospitals and outpatient services in the United States. Through its subsidiaries, the Company owns, leases or operates a diversified portfolio of 24 affiliated hospitals in rural and mid-sized markets located across 14 states with an aggregate of 2,038 licensed beds. The Company also operates Quorum Health Resources, LLC, a leading hospital management advisory and consulting services business. More information about Quorum Health Corporation can be found at www.quorumhealth.com.

Forward-Looking Statements

Certain statements contained in this news release are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Quorum Health Corporation with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

The terms “QHC,” “Quorum Health,” “the Company,” “we,” “us” or “our” refer to Quorum Health Corporation or one or more of its subsidiaries or affiliates as applicable.

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